CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-4 (No. 002-81318) (the “Registration Statement”) of our report dated April 8, 2021 relating to the statutory financial statements of The Prudential Insurance Company of America and consent to the use in the Registration Statement of our report dated April 30, 2021 relating to the financial statements of each of the subaccounts of The Prudential Qualified Individual Variable Contract Account indicated in our report.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 30, 2021